Sub-Item 77C

                              AIM V.I. LEISURE FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Leisure Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restriction on issuer diversification.

(4)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(c) Approve modification of fundamental restriction on underwriting securities.

(4)(d) Approve modification of fundamental restriction on industry concentration.

(4)(e) Approve modification of fundamental restriction on real estate investments.

(4)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(4)(g)   Approve modification of fundamental restriction on making loans.

(4)(h) Approve modification of fundamental restriction on investments in investment companies.

(5)   Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                    Withheld/
Matter                                              Votes For     Abstentions**
----------------------------------------------     -----------    -------------
(1)*   Bob R. Baker...........................     474,883,590     19,741,622
       Frank S. Bayley........................     474,653,109     19,972,103
       James T. Bunch.........................     475,597,417     19,027,795
       Bruce L. Crockett......................     474,900,579     19,724,633
       Albert R. Dowden.......................     474,749,929     19,875,283
       Jack M. Fields.........................     475,205,840     19,419,372
       Martin L. Flanagan.....................     475,248,336     19,376,876
       Carl Frischling........................     474,453,674     20,171,538
       Prema Mathai-Davis.....................     473,569,192     21,056,020
       Lewis F. Pennock.......................     475,072,501     19,552,711
       Larry Soll, Ph.D.......................     475,170,544     19,454,668
       Raymond Stickel, Jr. ..................     475,420,825     19,204,387
       Philip A. Taylor.......................     475,640,570     18,984,642

---------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                     Votes         Withheld/
Matters                                                             Votes For       Against       Abstentions
--------------------------------------------------------------     -----------     ----------     -----------
(2)*   Approve an amendment to the Trust's Agreement and
       Declaration of Trust that would permit the Board of
       Trustees of the Trust to terminate the Trust, the Fund,
       and each other series portfolio of the Trust, or a
       share class without a shareholder vote.................     438,131,484     35,586,925      20,906,803
(3)    Approve a new sub-advisory agreement between Invesco
       Aim Advisors, Inc. and each of AIM Funds Management,
       Inc.; Invesco Asset Management Deutschland, GmbH;
       Invesco Asset Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco Australia Limited;
       Invesco Global Asset Management (N.A.), Inc.; Invesco
       Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
       and Invesco Senior Secured Management, Inc.............       2,897,017        125,376         128,875
(4)(a) Approve modification of fundamental restriction on
       issuer diversification.................................       2,821,848        163,947         165,473
(4)(b) Approve modification of fundamental restrictions on
       issuing senior securities and borrowing money..........       2,818,516        163,947         168,805
(4)(c) Approve modification of fundamental restriction on
        underwriting securities...............................       2,824,770        161,025         165,473
(4)(d) Approve modification of fundamental restriction on
        industry concentration................................       2,822,883        162,912         165,473
(4)(e) Approve modification of fundamental restriction on
       real estate investments................................       2,824,770        161,025         165,473
(4)(f) Approve modification of fundamental restriction on
       purchasing or selling commodities......................       2,823,735        162,060         165,473
(4)(g) Approve modification of fundamental restriction on
       making loans...........................................       2,816,354        169,441         165,473
(4)(h) Approve modification of fundamental restriction on
       investments in investment companies....................       2,822,883        162,912         165,473
(5)    Approve making the investment objective of the fund
       non-fundamental........................................       2,829,544        159,002         162,722

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.